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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        INTERNATIONAL AIRCRAFT INVESTORS
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             (Exact name of registrant as specified in its charter)

               California                              95-4176107
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(State of incorporation or organization)  I.R.S. Employer Identification Number

         3655 Torrance Boulevard, Suite 410, Torrance, California 90503
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(Address of principal executive offices)                              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class             Name of each exchange on which
        to be so registered             each class is to be registered
        -------------------             ------------------------------
        None




        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


       Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (Title of Class)


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Item 1.         Description of Registrant's Securities to be Registered

                The information included under the headings "Description of Capital Stock - Common Stock" in Amendment No. 2 to Registration Statement on Form S-1 of International Aircraft Investors (Registration No. 333-19875) (the "Registration Statement") is incorporated herein by reference. The final Prospectus to be filed by the Registrant pursuant to Rule 424(b) is also deemed incorporated by reference herein upon such filing.

Item 2.         Exhibits.

        1. Form of Amended and Restated Articles of Incorporation of the Registrant to be effective upon consummation of the offering contemplated by the Registration Statement (included as an exhibit to the Registration Statement and incorporated herein by reference.

        2. Form of Bylaws of the Registrant to be effective upon the consummation of the offering contemplated by the Registration Statement (included as an exhibit to the Registration Statement and incorporated herein by reference.

        3. Specimen of Common Stock Certificate (included as an exhibit to the Registration Statement and incorporated herein by reference.


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on behalf of the Registrant, thereunto duly authorized.

Date: March 17, 1997.
                                        INTERNATIONAL AIRCRAFT INVESTORS



                                        By: /s/ WILLIAM E. LINDSEY
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                                           William E. Lindsey
                                           Chief Executive Officer